Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

(As adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002)

For the Quarterly Report of VoIP-Pal.com Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2026 (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies that:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: August 14, 2026

By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer

By:	/s/ Jin Kuang
Jin Kuang
Chief Financial Officer